OAK FINANCIAL CORPORATION, PARENT COMPANY OF BYRON BANK, REPORTS RECORD RESULTS FOR 2006.

Highlights Include:

•	Full Year Net Income of $7,022,000, up 16%
•	2006 Earnings Per Share of $2.86, up 16% from 2005
•	Total Assets and Total Loans each Increased 13% from 2005
•	Total Cash Dividends Paid in 2006 were up 28% from 2005

Byron Center, MI, January 19, 2007 — — OAK Financial Corporation (OKFC), a West Michigan based bank holding company, reported fourth quarter net income of $1,888,000, up 9% from the $1,735,000 reported in the fourth quarter of 2005. Basic and diluted earnings per share in the fourth quarter of 2006 were $0.77, an increase of 8% over the $0.71 reported for the fourth quarter of 2005.

Net income for 2006 was $7,022,000, up 16% from the $6,058,000 reported in 2005. Basic and diluted earnings per share for 2006 were $2.86, an increase of 16% over the $2.46 reported in 2005. Return on equity increased from 10.28% in 2005 to 11.15% for 2006. The increase in net income for the year is attributed to an 11% increase in total revenue, with increases in both net interest income and non-interest income.

“I’m proud to report that 2006 was another record-setting year for OAK Financial Corporation, Byron Bank and our subsidiaries,” said Patrick K. Gill, President and CEO. “Our company has experienced a remarkable turnaround during the past five years,” Gill continued. “Our financial results are impressive. Even more impressive is the cultural shift within our company that has made those results possible. We’re energetic, optimistic, enthusiastic and, above all, among the best in the business,” Gill concluded.

Byron Bank’s net interest income has been essentially flat for the past four quarters. Net interest income during the fourth quarter of 2006 was $25,000 below the fourth quarter of 2005 and $15,000 below the third quarter of 2006. Net interest income increased 9% during 2006 compared to 2005. Strong earning asset growth off-set much of the effects of a compressing net interest margin, which is the result of intense local competition for deposits and loans and an inverted yield curve.

A significant increase in total non-interest income, largely from service charges on deposit accounts, contributed to growth in total revenue for the quarter and the year. Total non-interest income increased 36% in the fourth quarter and 19% for the full year. During the fourth quarter of 2006, non-interest income represented 24.6% of total revenue compared to 19.2% during the fourth quarter of 2005.

Total operating expenses in the fourth quarter of 2006 increased 6% compared to the fourth quarter of 2005. Year-to-date, total operating expenses have increased 8% from 2005 to 2006. The increase includes expenses associated with the Wayland Office, which was opened near the end of 2005.

Total assets increased $78 million, or 13%, from December 31, 2005 to December 31, 2006. For the year, total loans increased $61 million, or 13%, and total deposits increased $79 million, or 16%. We are very pleased with our growth in loans and deposits in a very competitive market place. Our ability to grow at these rates, in this environment, is a reflection of the outstanding team of banking professionals at Byron Bank. We continue to be well capitalized, with an equity-to-asset ratio of 9.8% at December 31, 2006, compared to 10.3% at December 31, 2005.

Non-performing assets to total loans declined from .40% at December 31, 2005 to .22% at December 31, 2006. We are very proud of this achievement with such a challenging economy in Michigan. Annualized net loan losses as a percent of average loans was .04% during both 2005 and 2006. The non-performing asset and net loan charge-off percentages compare very favorably to other Michigan banks.

OAK Financial Corporation owns Byron Bank and provides traditional banking services and products through thirteen banking offices serving thirteen communities in Kent, Ottawa and Allegan counties in western Michigan. Byron Bank owns a subsidiary, Byron Investment Services, which offers mutual fund products, securities brokerage services, retirement planning services, investment management and advisory services. Our Byron Insurance Agency subsidiary provides products, such as property and casualty, life, disability and long-term care insurance. For information regarding stock transactions, please contact Kent King Securities at 1-888-804-8891, Howe Barnes at 1-800-800-4693, Royal Securities at 616-538-2550 or Stifel, Nicolaus & Co., Inc. at 616-942-1717.

CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning future growth in earning assets and net income, the sustainability of past results, and other expectations and/or goals. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting our operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning our business, including additional factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission.

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For more information, please contact:

Patrick K. Gill, President & CEO at (616) 588-7420, or James A. Luyk, Executive Vice President COO & CFO at (616) 588-7419 OAK Financial Corporation, Byron Center, Mich.

OAK FINANCIAL CORPORATION AND SUBSIDIARY	CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share data)	December 31, 2006 (Unaudited)	December 31, 2005

ASSETS

Cash and cash equivalents	$14,298	$12,943

Available-for-sale securities	116,582	102,563

Loans held for sale	1,620	598

Total loans	514,538	453,879
Allowance for loan losses	(7,510)	(7,160)

Net Loans	507,028	446,719

Accrued interest receivable	3,718	3,153
Premises and equipment, net	16,001	14,717
Restricted investments	3,098	3,119
Other assets	7,027	7,273

Total assets	$669,372	$591,085

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Non-interest bearing	$72,683	$68,445
Interest bearing	494,324	419,452

Total deposits	567,007	487,897

Securities sold under agreements to repurchase	--	796
Federal funds purchased	3,050	6,050
FHLB Advances	24,237	27,800
Other borrowed funds	4,000	3,569
Other liabilities	5,257	4,378

Total liabilities	603,551	530,490

Stockholders' equity
Common stock, $1 par value; 4,000,000 shares authorized;
2,457,615 shares issued and outstanding	2,458	2,235
Additional paid-in capital	23,880	14,957
Retained earnings	39,766	43,926
Accumulated other comprehensive income	(283)	(523)

Total stockholders' equity	65,821	60,595

Total liabilities and stockholders' equity	$669,372	$591,085

OAK FINANCIAL CORPORATION AND SUBSIDIARY	CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands except per share data)	Three Months ended December 31, (Unaudited)		Twelve Months ended December 31, (Unaudited)

	2006	2005	2006	2005

Interest Income
Interest and fees on loans	$9,610	$7,960	$36,022	$28,110
Available-for-sale securities	1,246	1,026	4,615	3,771
Restricted investments	43	36	173	149
Federal funds sold	49	1	243	22

Total interest income	10,948	9,023	41,053	32,052

Interest expense
Deposits	4,765	2,645	16,248	8,943
Borrowed funds	387	554	1,824	1,886
Securities sold under agreements to repurchase	--	3	2	55

Total interest expense	5,152	3,202	18,074	10,884

Net interest income	5,796	5,821	22,979	21,168

Provision for loan losses	120	120	540	480

Net interest income after provision for loan losses	5,676	5,701	22,439	20,688

Non-interest income
Service charges on deposit accounts	1,315	683	3,922	2,540
Mortgage banking	185	258	770	1,052
Net gain on sales of available for sale securities	2	--	18	(4)
Insurance premiums and brokerage fees	252	279	1,107	1,323
Other	133	165	708	568

Total non-interest income	1,887	1,385	6,525	5,479

Non-interest expenses
Salaries	2,545	2,436	9,590	8,524
Employee benefits	308	347	1,718	1,687
Occupancy (net)	369	349	1,509	1,399
Furniture and fixtures	250	218	970	963
Other	1,443	1,269	5,262	5,058

Total non-interest expenses	4,915	4,619	19,049	17,631

Income before federal income taxes	2,648	2,467	9,915	8,536

Federal income taxes	760	732	2,893	2,478

Net income	$1,888	$1,735	$7,022	$6,058

Income per common share: *
Basic	$0.77	$0.71	$2.86	$2.46
Diluted	$0.77	$0.71	$2.86	$2.46

* Per share data has been adjusted to reflect the 10% stock dividends on May 31, 2005 and May 31, 2006.

OAK FINANCIAL CORPORATION AND SUBSIDIARY	CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)
(Dollars in thousands except per share data)	4th Qtr 2006	3rd Qtr 2006	2nd Qtr 2006	1st Qtr 2006	4th Qtr 2005

Earnings
Net interest income	$5,796	$5,811	$5,772	$5,600	$5,821
Provision for loan losses	$120	$120	$180	$120	$120
Non-interest income	$1,887	$1,724	$1,573	$1,341	$1,385
Non-interest expense	$4,915	$4,740	$4,775	$4,619	$4,619
Net income	$1,888	$1,877	$1,690	$1,567	$1,735
Basic earnings per share*	$0.77	$0.76	$0.69	$0.64	$0.71
Diluted earnings per share*	$0.77	$0.76	$0.69	$0.64	$0.71
Average shares outstanding*	2,458	2,458	2,458	2,458	2,458

Performance Ratios
Return on average assets	1.13%	1.16%	1.08%	1.06%	1.18%
Return on average equity	11.48%	11.74%	10.94%	10.37%	11.44%
Net interest margin (tax-equivalent)	3.79%	3.85%	3.98%	4.09%	4.26%
Efficiency ratio	62.7%	61.9%	63.8%	65.3%	62.9%
Full-time equivalent employees	195	194	199	198	192
Ending equity to ending assets	9.83%	9.63%	9.88%	9.93%	10.25%
Book value per share*	$26.78	$26.17	$25.27	$25.01	$24.66

Asset Quality
Net loans charged-off	$101	$4	$37	$48	$43
Net charge-offs to total average loans	0.08%	0.00%	0.03%	0.04%	0.04%
(annualized)
Nonperforming Assets	$1,140	$1,351	$1,152	$1,355	$1,801
Allowance for loan losses to total loans	1.46%	1.51%	1.52%	1.54%	1.58%
Nonperforming Assets to total loans	0.22%	0.27%	0.24%	0.29%	0.40%
(Dollars in thousands except per share data)	YTD 12/31/06	YTD 12/31/05

Earnings
Net interest income	$22,979	$21,168
Provision for loan losses	$540	$480
Non-interest income	$6,525	$5,479
Non-interest expense	$19,049	$17,631
Net income	$7,022	$6,058
Basic earnings per share*	$2.86	$2.46
Diluted earnings per share*	$2.86	$2.46
Average shares outstanding*	2,458	2,460

Performance Ratios
Return on average assets	1.11%	1.07%
Return on average equity	11.15%	10.28%
Net interest margin (tax-equivalent)	3.92%	4.04%
Efficiency ratio	63.3%	64.8%

Asset Quality
Net loans charged-off	$190	$166
Net charge-offs to total average loans (annualized)	0.04%	0.04%

* Per share data has been adjusted to reflect the 10% stock dividends on May 31, 2005 and May 31, 2006.